EXHIBIT  10.6

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), is entered into as of August 1, 2012 (the “Effective Date”) by 800 COMMERCE Inc., a Florida company, with business offices at 477 South Rosemary Avenue Suite 203, West Palm Beach, FL 33401 (“Company”), and PAYVENTURES LLC, a Florida limited liability company, with business offices at 750 Park of Commerce Blvd., Suite 310, Boca Raton, FL 33487 (the “Consultant”). The Company and the Consultant are collectively referred to as the “Parties.”

The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.                  Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as specified in Schedule A to this Agreement (the “Services”).

2.                  Term. The term of this Agreement commences on the Effective Date and shall continue for a period of one (1) year, after which it shall renew for successive one year terms automatically, unless terminated in accordance with the terms hereof (the “Consulting Period”). Either Party hereto shall have the right to terminate this Agreement at any time on thirty (30) days written notice.

3.                  Compensation. Consultant shall invoice Company for Consultant’s Services at Consultant’s then standard hourly rates. Company shall pay Consultant’s invoice within Five (5) business days. The Company shall not reimburse the Consultant for expenses incurred or paid by the Consultant without the prior approval of the Company.

4.                  Independent Contractor Status. Consultant will perform all services under this Agreement as an “independent contractor” and is not an employee or agent of the Company. This Agreement is non-exclusive in all respects. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

5.                  Non-Circumvention. The Parties, including their directors, officers and employees, shall not circumvent, avoid, bypass, or obviate each other, directly or indirectly, to avoid payment of fees, commissions, or any form of compensation in any transaction with any person, corporation, partnership or collateral, or any other transaction involving the Services, or additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts/agreements or third party assignments hereof.

6.                  Cooperation. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

(1)

7.                  Confidentiality. Company and Consultant each is willing to disclose Confidential Information to the other Party in confidence solely for the limited purpose of performing obligations under this Agreement (the “Authorized Purpose”). The Parties consider their Confidential Information valuable, and wish to provide appropriate protection for any and all Confidential Information exchanged. The descriptions contained below are categorical, and not intended to limit the definition of Confidential Information as set forth herein.

7.1 “Confidential Information” shall be collectively defined as any and all, present or future, tangible or intangible, technical, financial, business or engineering information, know-how, data, designs, diagrams, plans, specifications, structures, computer codes, documents, trade secrets, ideas, concepts, products, processes, formulas, works in process, systems, technologies, manufacturing or marketing techniques, business or financial information, prices, vendor lists, supplier lists, employee lists, and other confidential and proprietary information of a Party, whether in oral or written or machine-readable or any other form, in any media whatsoever, whether acquired from a Party or by inspection of the property or facilities of a Party, and whether or not labeled or identified as confidential or proprietary, as such is disclosed by either Party in connection with discussions concerning the business, financials, products, devices or concepts.

7.2 The Confidential Information of a Party, in whole or in part, is a valuable and proprietary asset of such Party and shall be and remain the sole and exclusive property of said Party at all times. The recipient Party shall use the Confidential Information of the disclosing Party solely for the Authorized Purpose and not for any other use or purpose. The Parties each acknowledge that the Confidential Information of a Party has independent economic value, actual or potential, from not being generally known to the public or other persons or entities who can obtain economic value from its disclosure or use. Any material or code derived or created from the Confidential Information shall remain the property of the disclosing Party. Neither Party makes any representation or warranty as to the accuracy or completeness of the Confidential Information. Neither Party shall be under any obligation to provide any particular Confidential Information to the other Party hereunder nor shall any such obligation be inferred. No Party shall reverse engineer, compile or decompile the Confidential Information. Neither this Agreement nor any disclosure pursuant to this Agreement shall be construed as granting the recipient any intellectual property rights or licenses to any Confidential Information revealed by the disclosing Party. Any disclosure by a Party hereunder shall not be deemed a public use or disclosure, or sale or offer for sale, of any product, process, system, technology or service of said Party.

7.3 Each Party shall maintain each and all of the Confidential Information of the other Party as strictly confidential and secret under all circumstances. The recipient Party shall take commercially reasonable efforts not to disclose or cause the disclosure of any of the Confidential Information of the disclosing Party to any third person or entity for any purpose at any time and shall undertake all steps reasonably necessary to prevent such disclosure or other use of the Confidential Information for any purpose other than the Authorized Purpose. The recipient Party shall be entitled solely to disclose such Confidential Information to those employees and representatives of the recipient Party who have a specific need to use such information in the evaluation of the potential business relationship between the Parties. All employees and representatives to whom a recipient Party shall disclose hereunder any Confidential Information of the other Party shall be advised of the existence and scope of this Agreement and shall be subject to legally binding nondisclosure and non-use restrictions which are at least as restrictive as the terms of this Agreement. All Parties to this Agreement shall immediately notify, in writing, all other Parties to this Agreement upon discovery of any loss or unauthorized disclosure of the Confidential Information.

7.4 The confidentiality restrictions of this Agreement shall not be applicable to information which (i) is or becomes generally available to the public other than as a result of a breach or violation of the terms hereof by the recipient Party or its employees, agents or representatives; (ii) is lawfully received by the recipient Party from third Parties, that to the knowledge of the Recipient are not subject to restriction of confidentiality; (iii) is specifically approved for release by the prior written authorization of the disclosing Party; (iv) is already known by the recipient at the time of disclosure and recipient advises the other Party that the information that it has received is already within its possession from a lawful source other than the disclosing Party; or (v) in the event a recipient of Confidential Information is required to disclose Confidential Information by a court of competent jurisdiction or other governmental body, the recipient shall immediately inform the disclosing Party in writing so that the disclosing Party may seek a protective order or other appropriate remedy. If, in the absence of a protective order, the recipient of Confidential Information is nonetheless legally required to disclose Confidential Information by a court of competent jurisdiction or other governmental body, recipient agrees to disclose only that portion of the Confidential Information legally required to be disclosed, and to cooperate with the disclosing Party to ensure that confidential treatment is accorded to the Confidential Information.

7.5 Upon the termination of this Agreement or upon the written request of the disclosing Party at any time, the recipient Party shall immediately return to the disclosing Party or destroy all Confidential Information and all copies or reproductions thereof without retaining any copies or reproductions except as required to meet its legal or accounting obligations; and the recipient Party shall be prohibited from making any use whatsoever of or disclosing any Confidential Information of the disclosing Party at any time thereafter except as required to meet its legal or accounting obligations.

7.6 Each Party acknowledges that a monetary remedy for a breach or violation of the Confidentiality provisions of this Agreement will be inadequate and will be impracticable and extremely difficult to prove, and that any such breach or violation would cause the non-breaching Party irreparable harm. In the event of any breach or violation hereof, in addition to any other available rights and remedies in law or equity, the non-breaching Party shall be entitled to temporary and permanent injunctive relief without the necessity of posting a bond or making any undertaking in connection therewith and without the necessity of proving actual damages.

7.7 The obligations imposed on the Parties in this Section 7 shall continue with respect to all Confidential Information for two (2) years after the Consulting Period. Company and the Consultant acknowledge and agree that, other than as set forth in this Agreement, Consultant is not now subject to, and shall not in the future be required to be subject to, any non-competition and/or non-solicitation agreement between Company and the Consultant that would in any manner limit or restrict Consultant’s activities.

(2)

8.                  Miscellaneous.

8.1              Notices. Any notice delivered under this Agreement shall be deemed duly delivered upon actual delivery or refusal when sent by registered or certified mail, return receipt requested, postage prepaid, or via a reputable prepaid nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto (or, if to the Company, to the address of its principal executive offices). Either Party may change the address to which notices are to be delivered by giving notice of such change to the other Party in the manner set forth in this Section 10.1.

8.2              Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

8.3              Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

8.4              Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

8.5              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in the state or federal courts located in Palm Beach County, Florida, and the Company and the Consultant each consents to the jurisdiction and venue of such a court. The Company and the Consultant each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement. The Parties agree that this Section 10.5 will survive any termination of this Agreement.

8.6              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any corporation or other entity with which or into which the Company and/or Consultant may be merged or which may succeed to its/their assets or business. The Parties agree that this Section 10.6 will survive any termination of this Agreement.

8.7              Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

8.8              Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

8.9              Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

8.10          Attorneys’ Fees. In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of either Party to this Agreement, the prevailing Party shall be entitled to recover as an element of its costs of suit reasonable attorneys’ fees and expenses, court costs and expert witness fees. The Parties agree that this Section 10.10 will survive any termination of this Agreement.

8.11          Limitation of Liabilities and Warranties. Neither Party shall be liable to the other for any indirect, incidental, consequential, punitive or exemplary damages. Each Party specifically disclaims all warranties of any kind, express or implied, arising out of or related to this Agreement, including without limitation, any warranty of marketability, fitness for a particular purpose or non-infringement, each of which is hereby excluded by agreement of the Parties.

8.12          Authority to Sign. The individuals identified below warrant and represent that they have the full authority, and have obtained all necessary approvals, to sign this Agreement on behalf of their respective companies.

8.13          Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and shall together constitute one and the same instrument.

(3)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Payventures LLC	800 Commerce Inc.

By: Michael G. Park	By: B. Michael Friedman
Name: Michael G. Park	Name: B. Michael Friedman
Title: CEO	Title: CEO

(4)

SCHEDULE A

Services

The Services to be provided by the Consultant to the Company shall include:

  Coordination of mobile messaging services and related communications, interactions, and integrations.
  Coordination of customer contact and customer assistance services, and related communications, interactions, and integrations.
  Coordination of merchant acquiring and processing services, and related communications, interactions, and integrations.

The foregoing is not an exhaustive or exclusive listing of the Services which may be provided by Consultant.